EXHIBIT 4.8

Number	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	Shares

HEAT BIOLOGICS, INC.
	THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER WHO SO	SEE REVERSE FOR
	REQUESTS THE POWERS, DESIGNATIONS PREFERENCES AND RELATIVE, PARTICIPATING,	CERTAIN DEFINITIONS
OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES
THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES
AND/OR RIGHTS
This is to Certify that

is the owner of

fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the Signatures of its duly authorized officers.

[Company Seal]
Dated:

President		Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of			Under Uniform Gifts to Minors
		Survivorship and not as tenants			Act
		in common			(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
_________________________________________, Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________

In the presence of